                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest event reported)  FEBRUARY 1, 2001


                          LIBERTY LIVEWIRE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       DELAWARE                      0-1461                      13-1679856
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                   (IRS Employer
    of incorporation)             File Number)               Identification No.)


                  520 Broadway, Santa Monica, California 90401
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (310) 434-7000
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
          (Former name or former address, if changed from last report)

                          LIBERTY LIVEWIRE CORPORATION


                                   FORM 8-K/A


                                FEBRUARY 1, 2001


                           ---------------------------

                                TABLE OF CONTENTS



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         a.  Financial Statements of business acquired                  Page 3

         b.  Pro forma condensed financial information                  Page 21

Item 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

          a.   Financial Statements of business acquired:

          The audited financial statements of Group W Network Services for the year ended December 31, 1999 are being filed as part of this report and include:

               (1) Independent Auditor's Report

               (2) Combined Balance Sheet at December 31, 1999

               (3) Combined Statement of Operations for the year ended
                   December 31, 1999

               (4) Combined Statement of Cash Flows for the year ended
                   December 31, 1999

               (5) Notes to Combined Financial Statements


          Audited financial statements of Group W Network Services for the year ended December 31, 2000 will be filed as an amendment to this 8-K/A as soon as practical.

          The unaudited financial statements of Group W Network Services for the year ended December 31, 2000 are being filed as part of this report and include:

               (1) Combined Balance Sheet at December 31, 2000 (including Asia
                   Broadcast Centre Pte Ltd acquired 11/30/00)

               (2) Combined Statement of Operations for the year ended
                   December 31, 2000 (excludes Asia Broadcast Centre Pte Ltd)

               (3) Separate Asia Broadcast Centre Pte Ltd Statement of
                   Operations for the year ended November 30, 2000

                            GROUP W NETWORK SERVICES
                     (A Wholly Owned Operation of CBS Cable,
                         a division of CBS Corporation)

                          Combined Financial Statements

                                December 31, 1999

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Management
Group W Network Services:


We have audited the accompanying combined balance sheet of Group W Network Services (a wholly owned operation of CBS Cable, a division of CBS Corporation) as of December 31, 1999, and the related combined statements of operations and cash flows for the year then ended. These combined financial statements are the responsibility of Group W Network Services' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Group W Network Services as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


                                                         /s/ KPMG LLP

June 23, 2000

                            GROUP W NETWORK SERVICES
                     (A Wholly Owned Operation of CBS Cable,
                         a division of CBS Corporation)

                             Combined Balance Sheet

                                December 31, 1999
                                     ASSETS

Current assets:
     Cash and cash equivalents                                               $  2,595,317
     Accounts receivable:
            Trade, net of allowance for doubtful accounts of $450,426           2,806,849
            Non-trade                                                              82,050
            Related party                                                         747,285
     Marketable equity securities                                                 550,000
     Other current assets                                                         666,798
                                                                             ------------
                                  Total current assets                          7,448,299
Property and equipment, net of accumulated
     depreciation and amortization of $57,204,856                              40,442,410
Investment in and advances to unconsolidated affiliate                          3,029,646
Intangibles and other long-term assets                                            887,160
                                                                             ------------
                                  Total assets                               $ 51,807,515
                                                                             ============
                         LIABILITIES AND INVESTED EQUITY
Current liabilities:
     Short-term bank debt                                                    $  3,720,713
     Short-term related party debt                                                216,379
     Accounts payable and accrued expenses                                      3,489,540
     Deferred revenue                                                           1,310,077
     Current portion of capital lease obligation                                  896,453
                                                                             ------------
                                  Total current liabilities                     9,633,162
Capital lease obligation                                                        7,155,114
Long-term bank debt                                                             4,586,324
Long-term related party debt                                                    1,771,345
Deferred income taxes                                                           4,050,446
                                                                             ------------
                                  Total liabilities                            27,196,391
                                                                             ------------

Minority interest deficit                                                      (1,320,989)
Commitments and contingencies
Invested equity                                                                25,932,113
                                                                             ------------
                            Total liabilities and invested equity            $ 51,807,515
                                                                             ============

See accompanying notes to combined financial statements

                            GROUP W NETWORK SERVICES
                     (A Wholly Owned Operation of CBS Cable,
                         a division of CBS Corporation)

                        Combined Statement of Operations

                          Year ended December 31, 1999

Revenues, net (including $3,338,000 from
  related party)                                                 $ 42,000,992
                                                                 ------------
Costs and expenses:
         Operating expenses (including $6,512,440
           to related party)                                       35,778,644
         Depreciation and amortization                              7,966,058
                                                                 ------------
                           Total costs and expenses                43,744,702
                                                                 ------------
                           Operating loss                          (1,743,710)

Other expense, net                                                    (67,474)
Minority interest                                                    (377,160)
Equity in income of unconsolidated affiliate                          169,476
Interest expense, net                                              (1,579,280)
                                                                 ------------
                           Loss before income tax benefit          (3,598,148)

Income tax benefit                                                  1,710,000
                                                                 ------------
                           Net loss                              $ (1,888,148)
                                                                 ============

See accompanying notes to combined financial statements

                            GROUP W NETWORK SERVICES
                     (A Wholly Owned Operation of CBS Cable,
                         a division of CBS Corporation)

                        Combined Statement of Cash Flows
                          Year ended December 31, 1999

Cash flows from operating activities:
      Net loss                                                                                $(1,888,148)
      Adjustments to reconcile net loss to net cash
              provided by operating activities:
                      Depreciation and amortization                                             7,966,058
                      Bad debt expense                                                            230,724
                      Equity in income of unconsolidated affiliate                               (169,476)
                      Other noncash items                                                        (955,758)
                      Increase in accounts receivable                                             481,548
                      Decrease in other current assets                                           (411,308)
                      Decrease in intangibles and other long-term assets                         (139,868)
                      Decrease in accounts payable and accrued expenses                           (38,710)
                      Increase in deferred revenue                                              1,083,617
                                                                                              -----------
                                                  Net cash provided by operating activities     6,158,679
                                                                                              -----------

Cash flows from investing activities:
      Acquisition of property and equipment                                                    (2,424,933)
                                                                                              -----------
                                                  Net cash used in investing activities        (2,424,933)
                                                                                              -----------

Cash flows from financing activities:
      Repayment of related party debt, net                                                        (13,888)
      Repayment of bank debt                                                                     (704,836)
      Reduction of obligation on capital leases                                                  (868,410)
                                                                                              -----------
                                                  Net cash used in financing activities        (1,587,134)
                                                                                              -----------

Effects of the exchange rate changes on cash and cash equivalents                                  83,442
                                                                                              -----------
                                              Net increase in cash and cash equivalents         2,230,054

Cash and cash equivalents at beginning of year                                                    365,263
                                                                                              -----------

Cash and cash equivalents at end of year                                                      $ 2,595,317
                                                                                              ===========

See accompanying notes to combined financial statements.

                            GROUP W NETWORK SERVICES
                     (A Wholly Owned Operation of CBS Cable,
                         a division of CBS Corporation)

                     Notes to Combined Financial Statements

                          Year ended December 31, 1999

(1)    THE COMPANY AND NATURE OF OPERATIONS

       Group W Network Services (GWNS or the Company) is an independent full-service program production, origination, and satellite distributor of video programming predominately in the United States and Singapore. GWNS's operations in Singapore are conducted through Westinghouse Electric (Asia-Pacific) Holdings Ltd.'s (WEAPHL) 51% interest in Group W Yarra Broadcasting Pte. Ltd. (GWYB) and 49% interest in Asia Broadcast Centre Pte. Ltd. (ABC). GWNS is a wholly owned operation of CBS Cable, a division of CBS Corporation (CBS). On May 4, 2000, CBS was merged into Viacom Inc. with Viacom Inc. as the surviving company. GWNS has never been operated as a separate legal entity, but rather an integral part of CBS Cable.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    BASIS OF PRESENTATION

              The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles. Included in the accompanying combined statement of operations are net revenues and costs and expenses that relate directly to GWNS. Operating expenses include those accounts that relate directly to GWNS as well as allocations from CBS (see note 10). These allocations are considered by management to be reasonable under the circumstances. However, there can be no assurance that such allocations will be indicative of future results.

              The financial information included herein may not necessarily reflect the results of operations, financial position, and cash flows of GWNS in the future or what the results of operations, financial position, and cash flows would have been had it been a separate, stand-alone entity during the period presented. All significant intercompany accounts and transactions within GWNS have been eliminated. Affiliated companies in which GWNS does not have a controlling interest are accounted for using the equity method.

       (b)    CASH AND CASH EQUIVALENTS

              GWNS's domestic operations do not maintain any cash balances. All domestic cash transactions are handled through CBS intercompany accounts and are, therefore, reflected as adjustments to invested equity. GWNS considers all investment securities with a maturity of three months or less when acquired to be cash equivalents.

       (c)    INVESTMENTS IN MARKETABLE EQUITY SECURITIES

              Investments are stated at fair value based on market quotes. Adjustments to the fair value of equity investments, which are classified as available for sale, are recorded in invested equity.

       (d)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets (generally 3 to 12 years) or, in the case of leasehold improvements, over the shorter of the term of the lease or the useful life of the improvement.

       (e)    TRANSPONDER RIGHTS

              Transponder rights are amortized on the straight-line basis over 12 years, which is the life of the related lease.

       (f)    INCOME TAXES

              GWNS is not subject to income taxes directly. However, the accompanying combined financial statements reflect the accounting for income taxes as if GWNS were to have been a separate tax filer in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              GWYB was granted pioneer status under the Singapore Economic Expansion Incentives (Relief from Income Tax) Act (Chapter 86), effective December 1, 1995 for a period of 7 or 8 years, depending on the stipulated conditions being satisfied. Non-pioneer activities of the subsidiary will be taxed at the then-current statutory tax rate.

       (g)    REVENUE RECOGNITION

              Revenue includes income from the sale of transponder time and studio and other postproduction services. Cash received for services paid to delivery of such services is recorded as deferred revenue. The revenues and related expenses are recognized in the combined statement of operations when the services are provided.

       (h)    USE OF ESTIMATES

              The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (i)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              In estimating the fair value of financial instruments, GWNS has assumed that the carrying amount of cash, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the short-term nature of these instruments. The carrying value of long-term bank debt is assumed to approximate fair value due to the variable interest rate due on the debt. It is not practical to estimate the fair market value of the amount due to CBS and affiliates due to the related party nature of the underlying transactions.

       (j)    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
              DISPOSED OF

              Intangible assets and all other long-lived assets are evaluated whenever events and circumstances indicate that the remaining estimated useful life of the asset may warrant revision or the remaining carrying value of such asset may not be recoverable. When factors indicate that an asset should be evaluated for possible impairment, GWNS uses an estimate of the related asset's undiscounted future cash flows over the remaining life of that asset in measuring recoverability. If identifiable cash flows are not available for the specific asset, GWNS evaluates recoverability of the specific business to which the asset relates. If such an analysis indicates impairment has in fact occurred, GWNS writes down the carrying value of the asset to its estimated fair value and recognizes a charge in costs and expenses in the accompanying combined statement of operations. Estimated fair value is generally measured by discounting estimated future cash flows or an active market price for the asset.

       (k)    STOCK PLANS AND STOCK-BASED COMPENSATION

              GWNS provides stock option and incentive plans in which certain of GWNS's key employees are eligible to participate. SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. GWNS has chosen to continue to account for stock-based compensation using the intrinsic value method as prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Based on the number of the options outstanding and the historical and expected future trends of factors affecting valuation of those options, management believes that any compensation cost which would be expected on the combined financial statements under SFAS No. 123 attributable to options granted is immaterial.

       (l)    FOREIGN EXCHANGE

              Assets and liabilities of foreign operations are translated at the rate of exchange in effect on the combined balance sheet date; revenue and expenses are translated at the average exchange rates in effect during the year. The resulting translation adjustments are reflected in the cumulative foreign currency translation adjustments in invested equity.

(3)    PROPERTY AND EQUIPMENT

       Property and equipment as of December 31, 1999 comprise the following:

            Land                                             $  2,375,250
            Buildings                                             486,661
            Leasehold improvements                              9,579,791
            Furniture and fixtures                              3,356,959
            Technical and transportation equipment             71,765,869
            Construction-in-process                               232,736
            Leased equipment under capital leases               9,850,000
                                                             ------------
                                                               97,647,266

            Less accumulated depreciation and amortization    (57,204,856)
                                                             ------------
                           Property and equipment, net       $ 40,442,410
                                                             ============

       Depreciation and amortization expense was $7,861,886 for the year ended December 31, 1999.

(4)    INVESTMENT IN UNCONSOLIDATED AFFILIATE

       The 49% ownership interest in ABC is accounted for under the equity method of accounting. The following summarized audited financial information reflects its balance sheet information as of November 30, 1999 and its results of operations for the year then ended:

            Statement of operations data:
                Revenue                          $11,534,824
                Net profit                           345,870
                                                 -----------
            Balance sheet data:
                Current assets                   $ 1,863,273
                Noncurrent assets                 12,800,577
                                                 -----------
                             Total assets        $14,663,850
                                                 ===========

                Current liabilities              $ 3,119,496
                Noncurrent liabilities            12,143,175
                                                 -----------
                             Total liabilities   $15,262,671
                                                 ===========

(5)    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

       Accounts payable and accrued expenses as of December 31, 1999 comprise the following:

            Accounts payable                $1,505,120
            Accrued salaries and benefits      399,946
            Other                            1,584,474
                                            ----------
                                            $3,489,540
                                            ==========

(6)    DEBT

       (A)    RELATED PARTY DEBT

              GWYB has amounts owing in local currency to its minority shareholder which are unsecured and have no fixed terms of repayment. In respect of the interest-bearing loan, interest of 5% to 6% per annum was charged during 1999. Interest expense was $59,424 for the year ended December 31, 1999. GWNS has imputed an interest cost on the portion of non-interest-bearing debt due to related parties. The imputed interest rate used was based on the average annual rate charged for the interest-bearing debt due to related parties. Interest expense imputed was $29,712 for the year ended December 31, 1999. The amounts owing are as follows:

                 Current:
                     Interest-free      $  216,379
                                        ----------
                 Long term:
                     Interest-free         590,448
                     Interest-bearing    1,180,897
                                        ----------
                                         1,771,345
                                        ----------
                              Total     $1,987,724
                                        ==========

              As of December 31, 1999, GWYB has a minority interest receivable of $1,320,989.

        (B)   BANK DEBT

                 WEAPHL fixed-advance facility   $2,290,981
                 GWYB 10-year term loan           5,420,997
                 GWYB 5-year term loan              595,059
                                                 ----------
                                                  8,307,037

                 Less current maturities          3,720,713
                                                 ----------
                          Long-term debt, net    $4,586,324
                                                 ==========

              The WEAPHL fixed-advance facility relates to drawdowns on the May 1995 $4,500,000 fixed-advance facility, which is denominated in local currency. The borrowings bear interest at the prevailing SWAP Offer Rate plus 1% per annum. The related interest rate in 1999 was between 2.29% and 4.07%. The term of each advance is 1, 2, 3, or 6 months at WEAPHL's option, with the ability to refinance the advance. The associated covenants require WEAPHL to maintain positive net worth at all times.

              The GWYB 10-year local currency term loan is unsecured and bears interest at the prevailing SWAP Offer Rate plus 1-1/2% per annum. The related interest rate in 1999 was between 2.79% and 4.57%. The loan is repayable over 30 quarters of varying amounts which began on February 1, 1998.

              The GWYB 5-year local currency term loan is unsecured and bears interest at the prevailing three-month SWAP Offer Rate plus 1-1/2% per annum. The related interest rate in 1999 was between 2.73% and 4.87%. The loan is repayable over 12 quarters of equal amounts which began on October 1, 1998.

              GWYB also has a $600,000 overdraft facility, which is denominated in local currency, for which GWYB had no balance outstanding at December 31, 1999. The interest rate on the overdraft facility is 1/4% above the prevailing prime rate of the lender.

              The GWYB term loans and overdraft facility are guaranteed by CBS for up to approximately $3,800,000. The term loans and overdraft facility also contain covenants requiring GWYB to maintain certain financial ratios including a limitation that total liabilities to net worth of the combined joint venture companies (GWYB and ABC) not exceed a specified amount. Covenants relevant to the GWYB 10-year term loan also include a limitation that the combined GWYB and ABC debt service ratio not exceed a specified amount.

              As of December 31, 1999, the company was in compliance with the financial convenants.

       Maturities of long-term debt are as follows:

                YEAR ENDING DECEMBER 31                           AMOUNT
                -----------------------                           ------
                    2000                                       $ 3,720,713
                    2001                                         1,231,376
                    2002                                         1,033,024
                    2003                                         1,033,024
                    2004                                         1,033,024
                    Thereafter                                     255,876
                                                               -----------
                                                               $ 8,307,037
                                                               ===========

              Interest expense was $289,039 for the year ended December 31, 1999.

(7)    INVESTED EQUITY

       As GWNS is an operating unit and not a distinct legal entity (see note
       1), there are no customary equity and capital accounts recorded on the accompanying combined balance sheet. Instead, invested equity is maintained by GWNS and CBS to account for interunit transactions as described herein. Invested equity consists of net loss and other transactions for the year ended December 31, 1999 as shown below:

            Balance at beginning of year                      $ 27,129,576
            Net loss                                            (1,888,148)
            Unrealized gain on marketable equity securities        212,554
            Foreign currency translation adjustment                 83,442
            Cash disbursements on behalf of GWNS in
                excess of cash receipts                            394,689
                                                              ------------
            Balance at end of year                            $ 25,932,113
                                                              ============

(8)    INCOME TAXES

       The components of income tax benefit at December 31, 1999 are as follows:

            Current:
               Federal          $  639,000
               State               137,000
                                ----------
                                   776,000
                                ----------
            Deferred:
               Federal             769,000
               State               165,000
                                ----------
                                   934,000
                                ----------
                                $1,710,000
                                ==========

       If GWNS were to have been a separate tax filer, a hypothetical deferred tax liability, primarily representing the tax-effected accelerated depreciation, would have amounted to approximately $4,050,446 at December 31, 1999. At year-end 1999, GWYB had unabsorbed wear and tear allowances amounting to $2 million for offset against future taxable profits from the same trade for which the pioneer status was awarded. This offset is subject to certain provisions. In assessing the realizability of this allowance, management considers whether it is more likely than not that some portion or all of the allowance will not be realized. Management has determined that a valuation allowance for the entire amount is necessary.

(9)    COMMITMENTS AND CONTINGENCIES

       GWNS currently leases equipment under noncancelable operating leases expiring in various years through 2004. Certain leases provide for renewal options. Rental payments may be adjusted for cost increases. Operating lease expense was $786,000 in 1999.

       In January 1995, GWNS entered into an agreement to lease service on a satellite transponder for approximately 12 years. The transaction was treated as a capital lease and the recorded lease obligation bears interest at 7.75%. The terms of the lease agreement require GWNS to notify and obtain prior written consent from the lessor prior to assigning or transferring its rights or obligations under the lease. Upon request of an assignment or transfer, the lessor will not unreasonably withhold consent; however, the lessor may elect, in lieu of consenting to the assignment or transfer, to terminate the lease agreement. In the event that GWNS resells any services provided under the lease agreement or otherwise permits the use of such services by any third party, GWNS will be the guarantor of compliance by the third party and any breach by a third party will be deemed to have been committed by GWNS.

       Future minimum annual rental commitments under such leases at December 31, 1999 are as follows:

                                                           OPERATING               CAPITAL
              YEAR ENDING DECEMBER 31                        LEASES                LEASES
              -----------------------                      ----------              -------
                    2000                                   $   745,385            2,288,056
                    2001                                       688,238            2,103,197
                    2002                                       396,545            2,040,000
                    2003                                       249,014            2,040,000
                    2004                                        83,005            2,040,000
                    Thereafter                                      --            4,080,000
                                                           -----------           ----------

                                                           $ 2,162,187           14,591,253
                                                           ===========

           Less estimated executory costs included
              in capital lease                                                   (1,680,000)
                                                                                 ----------

          Net minimal lease payments under
              capital lease                                                      12,911,253

           Less amount representing interest                                     (4,859,686)
                                                                                 ----------

           Present value of net minimum
              lease payments under capital lease                                $ 8,051,567
                                                                                ===========

(10)   RELATED PARTY TRANSACTIONS

       (a)    REVENUE

              GWNS provides program production origination and satellite distribution of video programming to various CBS-owned cable programming entities. Revenues earned by GWNS from these related parties were $3,338,000 during 1999.

       (b)    SERVICE AGREEMENT

              Pursuant to a service agreement, CBS Cable provides cash management services to GWNS. The net excess or deficiency of disbursements by CBS Cable over cash receipts to CBS Cable will result in a payable to or receivable from CBS Cable for such amount. At December 31, 1999, cash disbursements on behalf of the Company exceeded CBS Cable's cash receipts on behalf of the Company.

       (c)    GENERAL ALLOCATIONS

              CBS allocates certain costs incurred on behalf of GWNS in accordance with a service agreement. Such costs include: vacation liability, payroll processing costs, insurance expense, management information systems, human resources, legal services, and accounting services. Allocated costs totaled $2,512,440 for the year ended December 31, 1999.

       (d)    SAVINGS PROGRAM AND PENSION PLAN

              GWNS employees participate in the Employee Investment Fund 401(k) Savings Program (a defined contribution plan), the CBS Combined Pension Plan (a defined benefit plan), and other postretirement and postemployment medical and welfare plans of CBS.

              Every full-time employee of GWNS is eligible to participate in the CBS Employee Investment Fund (EIF) upon the first day of employment. Eligible employees contribute a percentage of their base pay up to the annual Internal Revenue Service (IRS) limit and are immediately vested in their own contributions. CBS has a performance-based discretionary match and may make contributions matching a portion of employees' before-tax savings up to a maximum of 5% of employee contributions. Eligible employees are fully vested in the current value of any CBS contributions after three years of service. The plan provisions are governed by the plan document.

              The CBS Combined Pension Plan (Pension Plan) is available to employees hired before March 31, 1999. Plan provisions are governed by the plan document. The Pension Plan includes three formerly separate plans, which were merged into one plan effective December 31, 1997. The participants of the three formerly separate plans continue to be governed by the eligibility rules in the respective plan documents in effect prior to the merger. The employees of GWNS, if eligible, participate in the Group W Component of the Pension Plan. Effective April 1, 1999, the CBS Cash Balance Plan was created as a component of the Pension Plan to provide a "cash balance" benefit formula for certain active participants in the Pension Plan.

              Under a service agreement with CBS Cable, CBS Cable shall be reimbursed for expenses incurred in providing the employee benefit services described above. The costs associated with the Savings Program, the Pension Plan, and other postretirement and postemployment medical and welfare plans are recorded as expenses in the accompanying combined statement of operations.

              These obligations are being accounted for by GWNS consistent with multiemployer plans.

(11)   YEAR 2000

       GWNS has not experienced any significant disruptions to our financial or operating activities caused by the failure of our computerized systems resulting from Year 2000 issues. In addressing this matter, we had undertaken efforts to identify, modify, or replace and then test systems to ensure Year 2000 compliance by December 31, 1999. These costs were funded through our cash flows from operations. All system modification costs were expensed as incurred. The Year 2000 effort also included communications with all significant third-party suppliers and customers to determine the extent to which our systems were vulnerable to those parties' failures to reach Year 2000 compliance. There has been no significant loss of revenue, unanticipated costs, or service interruptions. GWNS does not expect any future failure of our third-party suppliers or customers to have a material adverse impact on our future business operations or financial results.

(12)   SUPPLEMENTAL CASH FLOW INFORMATION

       During 1999, GWNS remitted cash of approximately $1,548,400 and $27,000 for third-party interest and income taxes, respectively, during 1999.

       During 1999, GWNS accepted a $75,000 note receivable and shares of common stock with a then-fair market value of $225,000 from a customer in satisfaction of a $300,000 trade accounts receivable. As of December 31, 1999, an unrealized gain of $212,554, net of taxes of $112,446, was recorded related to these shares.

(13)   SUBSEQUENT EVENT

       On May 26, 2000, WEAPHL amended its fixed advance facility decreasing the available borrowing from $4,500,000 to $2,975,000. The interest rate on the new facility is the prevailing SWAP Offer Rate plus 1/2% per annum. The new facility is also secured by a guarantee from Viacom Inc.

                            GROUP W NETWORK SERVICES
                     (A Wholly Owned Operation of CBS Cable,
                         a division of CBS Corporation)

                             Combined Balance Sheet

                                December 31, 2000

                                     ASSETS
Current assets:
     Cash and cash equivalents                                         $ 2,161,342
     Accounts receivable:
            Trade, net of allowance for doubtful accounts
              of $521,618                                                3,240,050
            Non-trade                                                    1,208,909
            Note Receivable                                              1,273,394
     Other current assets                                                3,389,073
                                                                       -----------
                                  Total current assets                  11,272,770
Property and equipment, net of accumulated
     depreciation and amortization of $69,892,320                       47,123,853
Intangibles and other long-term assets, net                             11,403,009
                                                                       -----------
                                  Total assets                         $69,799,632
                                                                       ===========
                         LIABILITIES AND INVESTED EQUITY
Current liabilities:
     Short-term bank debt                                              $ 2,809,924
     Accounts payable and accrued expenses                               3,924,040
     Current portion of capital lease obligation                           850,000
                                                                       -----------
                                  Total current liabilities              7,583,964
Interdivisional liability                                               31,079,142
Capital lease obligation                                                 6,232,000
Long-term bank debt                                                     10,013,804
                                                                       -----------
                                  Total liabilities                     54,908,910
                                                                       -----------

Minority interest deficit                                                     --
Commitments and contingencies
Invested equity                                                         14,890,722
                                                                       -----------
                            Total liabilities and invested equity      $69,799,632
                                                                       ===========

                            GROUP W NETWORK SERVICES
                     (A Wholly Owned Operation of CBS Cable,
                         a division of CBS Corporation)

                        Combined Statement of Operations

                          Year ended December 31, 2000


Revenues, net                                                $ 42,823,200
                                                             ------------
Costs and expenses:
          Operating expenses                                   33,699,100
          Depreciation and amortization                         9,620,500
                                                             ------------
                            Total costs and expenses           43,319,600
                                                             ------------
                            Operating loss                       (496,400)

Other expense, net                                                (20,500)
Minority interest                                              (1,083,000)
Interest expense, net                                          (1,576,900)
                                                             ------------
                            Loss before income tax benefit     (3,176,800)

Income tax provision                                                2,500
                                                             ------------
                            Net loss                         $ (3,179,300)
                                                             ============

                          ASIA BROADCAST CENTRE PTE LTD

                             Statement of Operations

                          Year ended November 30, 2000

Revenues, net                              $ 3,146,500
                                           -----------
Costs and expenses:
        Operating expenses                   1,711,000
        Depreciation and amortization          872,300
                                           -----------
                Total costs and expenses     2,583,300
                                           -----------
                Operating income               563,200

Other expense, net                                (400)
Minority interest                              (91,200)
Interest expense, net                         (469,400)
                                           -----------
                Income before income tax         2,200

Income tax provision                                 0
                                           -----------
Net income                                 $     2,200
                                           ===========

b.     Pro Forma Condensed Financial Information

       Liberty Livewire Corporation, Goup W Network Services and Asia Broadcast Centre Pte Ltd Pro Forma Condensed Combined Financial Statements (Unaudited):

       I.     Balance Sheet as of December 31, 2000

       II.    Statement of income for the year ended December 31, 2000

       III.   Footnotes to Financial Statements

              Liberty Livewire Corporation ("Liberty Livewire") purchased substantially all of the U.S. assets of the business unit known as Group W Network Services ("Group W") and 100% of the outstanding capital stock of Asia Broadcast Centre Pte Ltd ("ABC") and Group W Yarra Broadcast Pte Ltd. (collectively, the "Singapore Corporations") on February 1, 2001 for an aggregate consideration of $116,527,480 including $7,360,000 which represents the assumption of debt. The following pro forma condensed financial information and explanatory notes are presented to show the estimated pro forma effect of the acquisition of Goup W and the Singapore Corporations on Liberty Livewire's historical results of operations. The acquisition is reflected in the pro forma condensed financial information using the purchase method of accounting.

              The Pro Forma Condensed Balance Sheet as of December 31, 2000 assumes the acquisition was consummated on that date. The Pro Forma Condensed Income Statement assumes the acquisition was consumated on January 1, 2000 for the twelve months ended December 31, 2000. Such Pro Forma Condensed Financial Information is not necessarily indicative of the financial position or results of operations as they may be in the future or as they might have been had the acquisition been effected on the assumed date.

              The pro forma adjustments are based upon currently available information and upon certain assumptions that management of Liberty Livewire believes are reasonable. The Group W acquisition will be recorded based upon the estimated fair market value of the net assets acquired at the date of acquisition. The adjustments included in the unaudited pro forma condensed combining financial statements represent the Company's preliminary estimates based upon available information. Although Liberty Livewire does not believe that such preliminary estimates will differ significantly from the actual adjustments, no assurance can be given.

              The unaudited pro forma condensed combined financial statements are based on the historical financial statements of each of Liberty Livewire, Group W and ABC, and the assumptions and adjustments described in the accompanying notes. Liberty Livewire believes that the assumptions on which the unaudited pro forma financial statements are based are reasonable. The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not purport to represent what the Company's financial position or results of operations actually would have been if the foregoing transactions occurred as of the dates indicated or what such results will be for any future periods.

              The Pro Forma Condensed Financial Information should be read in conjunction with the historical financial statements and the notes thereto of Liberty Livewire, the audited historical financial statements and notes thereto of Group W, and notes to the Pro Forma Condensed Financial Information.

                                LIBERTY LIVEWIRE
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)
                                     ASSETS

                                                      HISTORICAL
                                        ----------------------------------
                                            (1)           (2)         (3)
                                          LIBERTY
                                          LIVEWIRE      GROUP W       ABC                                     LIBERTY
                                           AS OF         AS OF        N/A                                     LIVEWIRE
                                        DECEMBER 31,   DECEMBER 31,                           PRO FORMA       COMBINED
                                           2000           2000                 SUBTOTAL       ADJUSTMENTS     PRO FORMA
                                       -------------------------------------------------    -------------     ---------
Cash and marketable                    $    24,880    $     2,161            $    27,041    $    (2,161)(4)   $    24,880
securities
Trade accounts
receivable, net                            106,158          5,722                111,880                          111,880
Other current assets                        26,104          3,390                 29,494                           29,494
                                       -------------------------------------------------    -----------       -----------
Total current assets                       157,142         11,273                168,415         (2,161)          166,254
Property and equipment,
net                                        366,944         47,124                414,068                          414,068
Investments and Other                        9,690           --                    9,690                            9,690
Goodwill, net                              582,171          7,577                589,748         51,992(4)        641,740
Identifiable
intangibles, net                            49,025          1,250                 50,275                           50,275
Other assets, net                           10,873          2,576                 13,449                           13,449
                                       -------------------------------------------------    -----------       -----------
Total assets                           $ 1,175,845    $    69,800            $    62,454    $    49,831       $ 1,295,476
                                       =================================================    ===========       ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and
accrued liabilities                    $    76,627    $     4,006            $    80,633                      $    80,633
Other current liabilities                   42,797          2,728                 45,525                           45,525
                                       -------------------------------------------------    -----------       -----------
Total current liabilities                  119,424          6,734                126,158                          126,158
Long term debt and
capital lease obligations                  492,573         17,096                509,669    $    95,801(4)        605,470
Other liabilities                           10,721         31,079                 41,800        (31,079)(4)        10,721
                                       -------------------------------------------------    -----------       -----------
Total liabilities                          622,718         54,909                677,627         64,722           742,349
Stockholders' equity
Common stock                                   370          2,796                  3,166         (2,796)(4)           370
Additional paid in
capital                                    570,185         14,347                584,532        (14,347)(4)       570,185
Deferred tax asset-parent                     (409)          (409)                  (409)                            (409)
Unearned stock
compensation                                  (273)          (273)                  (273)                            (273)
Treasury stock                                 (19)           (19)                   (19)                             (19)
Retained earnings                           (9,793)        (1,742)               (11,535)         1,742(4)         (9,793)
Accumulated other
comprehensive income
(loss)                                      (6,934)          (510)                (7,444)           510(4)         (6,934)
                                       -------------------------------------------------    -----------       -----------
Total stockholders'
equity                                     553,127         14,891                568,018        (14,891)          553,127
                                       -------------------------------------------------    -----------       -----------
Total liabilities and
stockholders' equity                   $ 1,175,845    $    69,800            $ 1,245,645    $    49,831       $ 1,295,476
                                       =================================================    ===========       ===========

See accompanying notes to condensed combined financial statements

                                LIBERTY LIVEWIRE
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                   HISTORICAL
                                -----------------------------------------
                                     (1)          (2)           (3)            (4)
                                  LIVEWIRE      GROUP W         ABC         LIVEWIRE
                                  FOR THE       FOR THE       FOR THE        PRIOR                                      LIBERTY
                                 YEAR ENDED    YEAR ENDED    YEAR ENDED    ACQUISITION                                  LIVEWIRE
                                 DECEMBER 31,  DECEMBER 31,  NOVEMBER 30,   PRO FORMA                   PRO FORMA       COMBINED
                                    2000         2000           2000       ADJUSTMENTS    SUBTOTAL      ADJUSTMENTS     PRO FORMA
                                -----------------------------------------------------------------------------------     ---------
Revenues                          $ 306,342    $  42,823    $   3,146       $ 256,996    $ 609,307                       $ 609,307
Operating costs and other
expenses                            264,708       33,699        1,711         211,178      511,296                         511,296
SARs compensation expense           (29,577)        --           --              --        (29,577)                        (29,577)
Depreciation and
amortization                         58,470        9,621          872          53,484      122,447       $  2,600(6)       125,047
                                ---------------------------------------------------------------------------------       ----------
Operating income                     12,741         (497)         563          (7,666)       5,141         (2,600)           2,541

Interest expense, net of
interest income                      20,773        1,576          469          20,897       43,715          9,209(5)        52,924
Minority interest                      --          1,083           91            --          1,174         (1,174)(7)         --
Other expense (income)                  198           21            1             (83)         137                             137
                                ---------------------------------------------------------------------------------       ----------
Income (loss) before                 (8,230)      (3,177)           2         (28,480)     (39,885)       (10,635)         (50,520)
income taxes
Provision for income taxes            3,238            2                         (410)       2,830         (5,462)(8)       (2,632)
                                ---------------------------------------------------------------------------------       ----------
Income (loss) from
continuing operations             $ (11,468)   $  (3,179)   $       2       $ (28,070)    $(42,715)      $ (5,173)        $(47,888)
                                ===================================================================================     ===========

Income from continuing
 operations per share:
Basic                             $   (0.64)                                                                              $  (1.39)
Diluted                           $   (0.64)                                                                              $  (1.39)

Weighted average shares:
Basic                                34,463                                                                                 34,463
Diluted                              34,463                                                                                 34,463

See accompanying notes to condensed combined financial statements

                                LIBERTY LIVEWIRE
        FOOTNOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2000

(1) Condensed from Livewire's audited balance sheets as per Livewire's 10k report for December 31, 2000

(2) Condensed from Group W's unaudited internal combined balance sheet as of December 31, 2000

(3) Not applicable - acquired 100% by Group W at 11/30/00 and included in Group W combined balance sheet as of 12/31/00

(4)    Purchase accounting adjustments as of 12/31/00


   FOOTNOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

(1) Condensed from Livewire's audited consolidated income statement in Livewire's 10k report for 12/31/00

(2) Condensed from Group W's unaudited internal combined income statement for the year ended 12/31/00

(3)    Condensed from ABC's unaudited income statement for the year ended
       11/30/00

(4) Pro Forma adjustments for Livewire prior acquisitions for the year ended 12/31/00

(5) To adjust interest expense to Group W remaining debt and acquisition debt incurred by borrowings from Livewire's subordinated debt agreement with Liberty Media Corp (approx $96 million) and from its institutional lenders (approx $13 million)

(6) To record amortization of goodwill arising from Group W acquisition based on 20 yr life

(7) To eliminate minority interest for Singapore subsidiary acquired 100% in Group W acquisition

(8) To adjust income tax provision based on Livewire's historical provision + Liberty Media tax rate (39.55%) on income of Group W, ABC, prior acquisition and pro forma adjustments excluding goodwill amortization

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized



                                        LIBERTY LIVEWIRE CORPORATION
                                        ----------------------------
                                               (Registrant)


                                        /s/ M. David Cottrell
                                        --------------------------------------
                                            M. David Cottrell
                                            Chief Accounting Officer

April 13, 2001
--------------
    Date